Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

9% Senior Secured Notes due 2017

among

JOSEPH T. RYERSON & SON, INC.,

as Issuer,

THE GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Dated as of January 21, 2015

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of January 21, 2015, is by and among Joseph T. Ryerson & Son, Inc., a Delaware corporation (the “Issuer”), the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer, the Guarantors and the Trustee entered into an indenture, dated as of October 10, 2012 (the “Original Indenture”), relating to the Issuer’s 9% Senior Secured Notes due 2017 (the “Secured Notes”);

WHEREAS, the Issuer, the Guarantors and the Trustee entered into a supplemental indenture to the Original Indenture, dated as of December 30, 2014 (together with the Original Indenture, the “Indenture”);

WHEREAS, Section 4.20 of the Indenture provides that the Company will cause each of its Domestic Restricted Subsidiaries that borrows under or guarantees the Credit Agreement to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Secured Notes on a senior basis and all other obligations under the Indenture;

WHEREAS, the Issuer, the Guarantors and the Trustee desire to enter into the Second Supplemental Indenture in order to add each of Fay Industries, Inc., an Ohio Corporation and a borrower under the Credit Agreement, and Fay Group, Ltd., an Ohio limited liability company and a guarantor under the Credit Agreement (collectively, the “New Guarantors”), as “Guarantors” pursuant to Section 4.20 of the Indenture;

WHEREAS, this Second Supplemental Indenture has not resulted in a material modification of the Secured Notes for Foreign Account Tax Compliance Act purposes; and

WHEREAS, all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture, including Sections 9.6, 13.4 and 13.5, have been complied with.

NOW, THEREFORE in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the outstanding Secured Notes:

ARTICLE I.

EFFECTIVENESS AND EFFECT

Section 1.1 Effectiveness of Second Supplemental Indenture.

All provisions of this Second Supplemental Indenture shall take effect on the date hereof.

Section 1.2 Full Force and Effect.

This Second Supplemental Indenture supplements the Indenture and shall be part and subject to all of the terms thereof. Except as amended or waived hereby, the Indenture shall remain in full force and effect. Upon the execution and delivery of this Second Supplemental Indenture by the Issuer, the Guarantors and the Trustee, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Guarantors, the Trustee and every Holder of the Secured Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 1.3 Indenture and Second Supplemental Indenture Construed Together.

This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

Section 1.4 Confirmation and Preservation of Indenture.

The Indenture as supplemented, amended or waived by this Second Supplemental Indenture is in all respects confirmed and preserved.

ARTICLE II.

AMENDMENT OF THE INDENTURE

Section 2.1 Agreement to Guarantee.

The New Guarantors hereby agree, to unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Secured Notes on a senior basis and all other obligations under the Indenture, on the terms and subject to the conditions set forth in the Indenture and the Secured Notes.

ARTICLE III.

MISCELLANEOUS

Section 3.1 Counterparts.

This Second Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 3.2 Severability.

In the event that any provision in this Second Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.3 Headings.

The article and section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.4 Successors and Assigns.

Any covenants and agreements in this Second Supplemental Indenture by the Issuer, the Guarantors (including the New Guarantors) and the Trustee shall bind their successors and assigns, whether so expressed or not.

Section 3.5 GOVERNING LAW.

THIS SECOND SUPPLEMENTAL INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

Section 3.6 Jurisdiction.

Section 13.8 of the Indenture is hereby incorporated by reference.

Section 3.7 Trustee.

The Trustee accepts the modifications of the trust effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture, and the Trustee makes no representation with respect thereto.

Section 3.8 Definitions.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

Section 3.9 Benefits of Supplemental Indenture.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Secured Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Secured Notes.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

JOSEPH T. RYERSON & SON, INC., as Issuer

By:	/s/ Hans Weinburger
	Name:	Hans Weinburger
	Title:	Assistant Secretary

[Signature Page to 9% Notes Second Supplemental Indenture]

RYERSON HOLDING CORPORATION

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

RCJV HOLDINGS LLC

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

RDM HOLDINGS LLC

By:	/s/ Mark Silver
	Name:	Mark Silver
	Title:	Director A

By:	/s/ Paul Zwagerman
	Name:	Paul Zwagerman
	Title:	Director B (signed in Amsterdam, The Netherlands)

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

[Signature Page to 9% Notes Second Supplemental Indenture]

RYERSON INTERNATIONAL, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

RYERSON PAN-PACIFIC LLC

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

RYERSON PROCUREMENT CORPORATION

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

J.M. TULL METALS COMPANY, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

EPE, LLC

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

[Signature Page to 9% Notes Second Supplemental Indenture]

TURRET HOLDING CORPORATION

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

RYERSON HOLDINGS (BRAZIL), LLC

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

TURRET STEEL INDUSTRIES, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

SUNBELT-TURRET STEEL INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

[Signature Page to 9% Notes Second Supplemental Indenture]

IMPERIAL TRUCKING COMPANY, LLC

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

WILCOX-TURRET COLD DRAWN, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

FAY INDUSTRIES, INC.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

FAY GROUP, LTD.

By:	/s/ Robert DeLaney
	Name:	Robert DeLaney
	Title:	Treasurer

[Signature Page to 9% Notes Second Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to 9% Notes Second Supplemental Indenture]